UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WHERE FOOD COMES FROM, INC.

(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL SHAREHOLDERS MEETING

Dear Where Food Comes From Shareholders:

We are pleased to inform you that our 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on Friday, May 21, 2021 at 2:00pm prevailing Mountain Time. For your convenience, we will host the 2021 Annual Meeting live via a conference call at 1-877-407-8289 (domestic toll-free) or 1-201-689-8341 (international). The conference code is: 13717996.

By hosting our meeting virtually, we are able to expand access, improve communication, and lower costs. This approach also provides for the health and safety of our shareholders and employees in light of the public health impact of the COVID-19 pandemic. Additionally, a virtual meeting enables participation from our global community and aligns with our broader sustainability goals.

The agenda of the 2021 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

AGENDA ITEM:	1.

A Where Food Comes From proposal to elect seven directors of Where Food Comes From, Inc. (the “Company”) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (“Proposal 1”);

	2.	A Where Food Comes From proposal to ratify the appointment of the Company’s independent registered public accounting firm (“Proposal 2”);

	3.	A shareholder proposal regarding preparation of a report on steps to enhance gender, ethnic and racial diversity, if properly presented (“Proposal 3”);

	4.	Other Business. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE:	Holders of Where Food Comes From, Inc. common stock of record at the close of business on April 5, 2021 are entitled to vote at the meeting.

PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

We have enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, with this Notice of Annual Shareholders Meeting and accompanying proxy statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly. Should you have any questions or need additional information, you are urged to call the Company at (303) 895-3002.

By Order of the Board of Directors

/s/ John Saunders
John Saunders
Chief Executive Officer

Castle Rock, Colorado

April 9, 2021

WHERE FOOD COMES FROM, INC.

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WHERE FOOD COMES FROM, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 21, 2021

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did you send this proxy statement to me?

The Board of Directors of Where Food Comes From, Inc. (sometimes referred to here as “WFCF,” “we,” “us,” “our,” or the “Company”) is soliciting proxies for the annual meeting of shareholders on May 21, 2021, at 2:00 p.m. prevailing Mountain Time, and at any adjournment or postponement of that meeting. The meeting will be held via conference call. If you are a shareholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of WFCF common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about April 9, 2021. As a shareholder, you are invited to attend the 2021 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

What am I voting on?

There are three matters scheduled for a vote:

1.	A Where Food Comes From proposal to elect seven directors of Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (“Proposal 1”);

2.	A Where Food Comes From proposal to ratify the appointment of the Company’s independent registered public accounting firm (“Proposal 2”);

3.	A shareholder proposal regarding preparation of a report on steps to enhance gender, ethnic and racial diversity, if properly presented (“Proposal 3”).

How many votes do I have?

If we had your name on record as owning common stock in Where Food Comes From, Inc. at the close of business on April 5, 2021, then you are entitled to vote at the annual meeting. You are entitled to one vote for each share of WFCF common stock you own as of that date. At the close of business on April 5, 2021, there were 6,128,895 shares of WFCF common stock outstanding and eligible to vote.

How do I vote?

You may vote your shares by proxy. To vote by proxy, review the materials and follow the instructions provided.

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How do I attend the annual meeting?

The Company will conduct a conference call on May 21, 2021, at 2:00 p.m. Mountain Time. Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13717996

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the annual meeting by:

●	returning another proxy card with a later date; or
●	sending written notification of revocation to the Corporate Secretary at our principal executive offices at 202 6th Street, Suite 400, Castle Rock, Colorado 80104.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this proxy statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

(1)	we may contact you using the telephone or electronic communication; or
(2)	our directors, officers, or other regular employees may contact you personally.

We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “routine” items but will not be allowed to vote your shares with respect to certain “non-routine” items. In the case of non-routine items, the shares will be treated as “broker non-votes,” which are not counted as cast and have no effect on the outcome of the vote. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The election of directors (Proposal 1) is considered a non-routine matter. We urge you to give your bank or brokerage firm instructions on all proposals in this proxy statement. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from your bank or brokerage firm.

What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this proxy statement and the annual report. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact your bank or broker. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. WFCF does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

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What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of majority of all the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

Proposal	Vote Required	Abstentions and Broker Non-votes

Proposal 1: A WFCF proposal to elect seven directors	The plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to elect each of the nominees.	Neither broker non-votes nor withheld votes will have an effect on the outcome of the voting for each of the nominees.
Proposal 2: A WFCF proposal to ratify the appointment of independent registered public accounting firm for the 2021 fiscal year	The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve this proposal.	Neither broker non-votes nor abstentions will have an effect on the outcome of the voting on this proposal.
Proposal 3: A Shareholder proposal regarding preparation of a report on the steps to enhance gender, ethnic and racial diversity	The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve this proposal.	Neither broker non-votes nor abstentions will have an effect on the outcome of the voting on this proposal.

How does the Board recommend that I vote?

If you vote over the Internet or by telephone, please confirm over the Internet or by telephone with EQ by Equinity. If you fill in and return a paper proxy card, the designated proxy (John Saunders, CEO) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxy will vote your shares as recommended by the Board of Directors as follows:

●	“FOR” the election of all seven nominees for director (Proposal 1);

●	“FOR” the ratification of the appointment of Causey, as our independent registered public accounting firm for the year ending December 31, 2021, (Proposal 2); and,

●	“AGAINST” the approval of the shareholder proposal regarding preparation of a report on steps to enhance gender, racial and ethnic diversity (Proposal 3).

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How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any additional business is properly brought before the annual meeting, your signed or electronically transmitted proxy card gives authority to the designated proxy to vote on such matters in his discretion.

Who will count the votes?

We have hired a third party, EQ by Equinity, to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the annual meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days following the meeting.

May shareholders ask questions at the annual meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for a question, or requiring questions to be submitted in writing.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the Corporate Secretary, Where Food Comes From, Inc., 202 6th Street, Suite 400, Castle Rock, Colorado 80104. The communication must be clearly addressed to the specific group or director. The Board of Directors has instructed the Corporate Secretary to review and forward such communications to the appropriate person or persons for response.

How can I access WFCF’s proxy materials and annual report electronically?

You can access the Company’s proxy statement and the 2020 Annual Report on Form 10-K at www.wherefoodcomesfrom.com. You may simply click on the “Investor Relations” tab on the bottom of the home page, and then the “SEC Filings” link in the right column; the SEC filings section of our website will be available for your usage. You may also request free copies of these documents by sending a written request to the Company’s Corporate Secretary at 202 6th Street, Suite 400, Castle Rock, Colorado, 80104. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. The 2020 Annual Report on Form 10-K is accompanying this proxy statement but is not considered part of the proxy soliciting materials.

How long may I rely upon the information in this proxy statement? May I rely upon other materials as well regarding the annual meeting?

You should rely upon the information contained in this proxy statement to vote on the proposals at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 9, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise in this proxy statement, and the mailing of the proxy statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this proxy statement and date of the annual meeting.

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PROPOSAL 1 – WFCF PROPOSAL FOR ELECTION OF DIRECTORS

The first proposal to be voted on is the election of directors. The Board nominees for re-election are John Saunders, Leann Saunders, Peter C. Lapaseotes, Jr., Adam Larson, Tom Heinen, Graeme P. Rein and Michael D. Smith. Biographical information about each of the nominees is included under “Information about the Nominees” below. If elected, each of the nominees will serve until the next annual meeting of shareholders and will be subject to re-election at such meeting along with the other directors.

The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board of Directors. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee. The Board and the Nominating and Corporate Governance Committee continue to frequently evaluate the optimal size and composition of the Board to allow it to operate nimbly and efficiently, while maintaining new ideas, expertise, experience and diversity among its membership. As of December 31, 2020, female and underrepresented minorities (self-identified as part Native American Indian) comprise approximately 29% of our Board.

In accordance with the Colorado Business Corporation Act, directors are elected by a plurality of the votes cast at the meeting.

Information About the Nominees

Set out below is certain information concerning our nominees for election as directors of the Company:

Name	Chair of the Board	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
John Saunders, CEO (1)	X
Leann Saunders, President and COO(1)
Peter C. Lapaseotes			X	X
Adam Larson		X		X
Tom Heinen		X
Graeme Rein		X
Mike Smith			X

(1)	John and Leann Saunders are co-founders of the Company, husband and wife, respectively, and employees of the Company.

John Saunders, 49, is Chairman of the Board of Directors of the Company, serving in this position since 1998. Mr. Saunders founded our company in 1998 and has served as the Chief Executive Officer since then. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University.

Mr. Saunders brings to the Board of Directors over 25 years of business, finance, marketing and leadership experience in the agricultural, livestock and food industry. Additionally, we believe the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest shareholder, which brings historic knowledge, operational expertise and continuity to the Board, makes him a well-qualified candidate for a director of the Company.

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Leann Saunders, 50, began working for the Company in 2003 and has been the President of the Company since 2008. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM’s Ranch to Retail product line and managed PM’s U.S. Department of Agriculture (USDA) Process Verified program. She then served as the company’s Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald’s Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a B.S. in Agriculture Business and an M.S. in Beef Industry Leadership from Colorado State University. Mrs. Saunders sits on the board of directors of the International Stockmen’s Education Foundation and was the Chair for the United States Meat Export Federation for the 2015-2016 year.

Mrs. Saunders has served on our Board of Directors since January 2012 and brings to the Board over 25 years of diverse business leadership experience in supply chain management and marketing as well as extensive knowledge of executive compensation and corporate cultures. Her broad understanding of the agricultural, livestock and food industry, as well as the experience she brings as our President, one of the founders and our largest shareholder, makes her a well-qualified candidate for a director of the Company.

Peter C. Lapaseotes, 62, is a third-generation farmer/feeder agri-businessman from Bridgeport, Nebraska. For over 40 years, Mr. Lapaseotes has co-owned and operated Lapaseotes LTD, CPN Farms and Greenwood Ranch consisting of irrigated farming, cow-calf operation and finishing feedyards. Mr. Lapaseotes is a shareholder of 21st Century Equipment, a large John Deere dealership, 21st Century Water Technology, Dinklage Feedyards and Western States Bank located in Nebraska, Wyoming and Colorado. Mr. Lapaseotes sits on several boards of directors including those of Dinklage Feedyards as President, Western States Bank, the Greek Orthodox Church and North Platte Natural Resource District.

Mr. Lapaseotes has served on our Board of Directors since May 2006 and brings to the Board over 40 years of business, finance, marketing and leadership experience in the agricultural and retail industries, making him a well-qualified candidate for a director of the Company.

Adam Larson, 51, is the chief financial officer of Ordway Cattle Funds, LP. And has been involved in the cattle feeding and ranching business since 1991. During that period, he has been a member and manager of eight family organizations involved in cattle ranching and cattle feeding and is primarily involved in financial preparation and management. Mr. Larson is a graduate of the University of Colorado with a degree in Business Administration - Finance.

Mr. Larson has served on our Board of Directors since May 2006 and brings to the Board over 25 years of business experience in cow/calf ranch operations, as well as expertise in investments and finance, making him a well-qualified candidate for a director of the Company.

Tom Heinen, 65, has been a co-president of Heinen’s Fine Food Stores (“Heinen’s”) since 1994. Heinen’s specializes in offering the freshest, highest quality foods while providing world-class service in 19 neighborhood locations in the Greater Cleveland area and 4 locations in the Greater Chicago area serving various communities throughout Northeast Ohio. Since 1994, Mr. Heinen has managed the labor relations, central manufacturing, and the overall strategic direction for the meat, foodservice and bakery areas of Heinen’s. Mr. Heinen graduated from Bucknell University in 1977 with a B.S. in Business Management. He also serves as a board member of The Boys and Girls Club of Cleveland.

Mr. Heinen has served on our Board of Directors since September 2012 and brings to the Board over 40 years of retail expertise, business experience and strong management skills. His broad understanding of consumer demands within the food industry makes him a well-qualified candidate for a director of the Company.

Graeme P. Rein, 41, is the managing member and chief investment officer of Yorkmont Capital Management, LLC, an Austin, Texas based registered investment advisor which he founded in 2012. Prior to Yorkmont Capital, Mr. Rein worked as a research analyst at Bares Capital Management, Inc. from 2006 to 2012 and as an audit professional at Deloitte & Touche, LLP from 2004 to 2006. Mr. Rein graduated from Princeton University with a Bachelor of Arts in Economics and from the McCombs School of Business at the University of Texas with a Masters in Professional Accounting. He holds the Chartered Financial Analyst (CFA) designation and is also a Certified Public Accountant (CPA) in the state of Texas.

Mr. Rein has served on our Board of Directors since May 2016 and brings to the Board more than 15 years of business-related experience, with expertise in finance, accounting, and investments, which makes him a well-qualified candidate to be a director of the Company.

Michael D. Smith, 68, has extensive expertise in all aspects of the cattle business and in trading commodities. From 1975 to 1977, Mr. Smith was a cattle buyer for JBS Swift & Company. From 1977 to 1986, he worked for Cactus Feeders as Head of Sales and on the advisory board for risk management. Since 1986, Mr. Smith has traded commodities and has formed and managed various entities that own and operate cattle feed yards and massive ranching operations. From 1991 to the present, Mr. Smith has purchased over 298,000 acres in Texas and New Mexico through the various entities that he formed and manages. Mr. Smith graduated with a B.S. in Animal Production from Texas Tech University. He was a King Ranch Scholarship recipient. Currently, he is a director of the Texas Livestock Marketing Association and National Finance Credit Corporation of Texas and serves on the executive committee of both companies.

Mr. Smith has served on our Board of Directors since May 2016 and brings to the Board over 40 years of business, marketing and leadership experience in the agricultural industry, making him a well-qualified candidate for a director of the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2 – WFCF PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Causey as the independent registered public accounting firm of the books and accounts of the Company for the year ending December 31, 2021. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this appointment. If the appointment of Causey is not ratified by you, the Audit Committee will reconsider the appointment. Representatives of Causey are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions that you may have.

Audit Fees

The following table presents fees paid for professional audit services rendered by our independent registered public accounting firm for the audits of the Company’s annual financial statements for the years ended December 31, 2020 and 2019. All such fees were approved by the Audit Committee.

	2019	2020
Audit Fees (1)	$229,800	$130,600
Audit Related Fees (2)	23,600	-
Tax Fees	30,000	-
All Other Fees	-	-
	$283,400	$130,600

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, irrespective of when the fees and expenses were billed or when the services were rendered.
(2)	The 2019 period represents audit fees for review of work performed related to the implementation of ASC Topic 842 and work performed in connection with successor audit review.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

●	to engage and terminate our independent registered public accounting firm;
●	to pre-approve their audit services and permitted non-audit services;
●	to approve all audit and non-audit fees; and
●	to set guidelines for permitted non-audit services and fees.

All of the fees for 2020 and 2019 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. The Audit Committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining our independent registered public accounting firm’s independence.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CAUSEY DEMGEN & MOORE P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

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PROPOSAL 3 – SHAREHOLDER PROPOSAL REGARDING PREPARTION OF A REPORT ON STEPS TO

ENHANCE gender, racial and ethnic diversity

In accordance with SEC rules, we have set forth below a shareholder proposal, along with a supporting statement, exactly as submitted by Nia Impact Capital. Nia Impact Capital has notified us that it is the beneficial owner of 2,588 post reverse-split shares of WFCF’s common stock and intends to present the following proposal at the 2021 Annual Meeting. Nia Impact Capital’s address is 2323 Broadway, Oakland, CA 94612. The shareholder proposal will be required to be voted upon at the 2021 Annual Meeting only if properly presented.

Whereas: Where Food Comes From, Inc.’s (“WFCF”) Board of Directors appears to have limited gender, racial and ethnic diversity.

We believe that gender, racial and ethnic diversity is a critical attribute of a well-functioning board and a measure of sound corporate governance.

Corporate leaders recognize the strong business case for board diversity. The Guiding Principles of Corporate Governance of the Business Roundtable state: “Boards should develop a framework for identifying appropriately diverse candidates that allows the nominating/corporate governance committee to consider women, minorities and others with diverse backgrounds as candidates for each open board seat.”1

Board and management diversity benefits include a larger candidate pool from which to pick top talent, better understanding of consumer preferences, a stronger mix of leadership skills, and improved risk management.

Numerous institutional investors have adopted proxy voting guidelines reflecting their belief that board and management diversity is an indicator of good corporate governance. BlackRock, the world’s largest asset manager, published in 2020 investment stewardship guidelines that state, “If there is no progress on enhancing diversity at the board level within a reasonable time frame, we may hold nominating and/or governance committees accountable for an apparent lack of commitment to board effectiveness. Deliberate action needs to be taken by boards with a lack of diversity.”2 State and city pension plans nationwide have adopted proxy voting policies with minimum thresholds for board diversity.

California legislation enacted in 2018 mandates gender diversity on the boards of companies with headquarters in that state and other states and municipalities are following suit. In 2020, California signed into law a similar mandate to increase racial and ethnic representation. Potential regulatory action seeking disclosure of racial, ethnic, and gender diversity is also under consideration at the federal level.

Despite recent progress, women and people of color remain significantly underrepresented on U.S. corporate boards. Women account for 21.1 percent of the directorships in the Russell 3000, up slightly from 20.7 percent a year ago.3 Among board members of Russell 3000 companies whose race was identified, non-white directors represent less than 11 percent.4 Continued progress on board diversity requires serious attention to the board search process and board refreshment.

Resolved: Shareholders request that the Board of Directors prepare a report within calendar year, at reasonable expense and omitting proprietary information, on steps WFCF is taking to enhance board diversity, such as:

-	Embedding a commitment to diversity inclusive of gender, race, and ethnicity in governance documents;
-	Committing publicly to include women and people of color in each candidate pool for board and senior leadership seats; and
-	Disclosing in annual proxy statements the gender, racial, and ethnic composition of the board.

1 https://s3.amazonaws.com/brt.org/Principles-of-Corporate-Governance-2016.pdf.

2 https://www.blackrock.com/corporate/literature/publication/blk-commentary-engaging-on-diversity.pdf

3 ISS 2020 Proxy Season Review

4 ISS Analytics U.S. Board Diversity Trends in 2019

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Opposing Statement of the Board

The Board recommends a vote against this proposal. The Board has considered this proposal and determined that preparing a separate report on steps the Company is taking to enhance gender, racial and ethnic diversity would not serve the best financial interests of WFCF or our shareholders. We are a “smaller reporting company” as that term is defined in Securities Act Rule 405, Exchange Act Rule 12b-2 and Item 10(f) of Regulation S-K. Due to the size of our organization and our limited resources, we believe that creating a separate report would be an additional unnecessary expense that can be avoided. In addition, we believe that creating a separate report is not necessary because we have already satisfied the essential objective of the proposal.

We believe we have a demonstrated track record of meeting or exceeding the very policies the proposal is recommending. Over 75% of our workforce is comprised of minority and female employees. We have had a woman on our Board of Directors since 2012. Of our three executive officers, two are women and one identifies as part native American Indian man. Our middle management team is comprised of five persons, one of which is a woman and one of which identifies as a South African/Indian man.

We believe that gender, racial and ethnic diversity, as well as the appropriate mix of skills, experience and aptitude is a critical attribute of a well-functioning board and a measure of sound corporate governance. More specifically, our corporate governance guidelines state, “This assessment should include factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.”

Our proponent is commonly known in the investment community for promoting environmental, social and governance (ESG) factors which are a subset of non-financial performance indicators and include issues such as making sure there are systems in place to ensure accountability and managing the corporation’s stewardship of resources. Our core business is focused on many of the same attributes that our proponent promotes, especially sustainability. Everything we do revolves around measuring sustainability – ethical, environmental and social impacts – and providing transparency of food production practices. As a smaller reporting company, we believe using our website and our public filings provides a more effective and efficient vehicle for sustainability disclosures than creating a separate report as our proponent has proposed. We have and will continue to include disclosures focused on ESG factors on our website and in our public filings, such as information regarding:

●	Employee matters - due to the pandemic, many of our employees transitioned to a remote working arrangement.
●	Environmental sustainability - approximately 50% of the energy that supplies our corporate headquarters is provided by a solar roof top.
●	Company culture – we encourage values that inspire our behavior as individuals and as an organization such an integrity, relationships, collaboration, open and honest communication, innovation and excellence in all that we do.
●	Innovation - our CARE program is a suite of sustainability standards that certifies participating farmers and ranchers who are implementing best practices in animal husbandry, environmental stewardship and a productive engagement with their local communities and the people within them.
●	Technological investments – our proprietary technology and our existing software solutions support our daily activities enabling nearly all of the work we do to remain in an electronic format inherently reducing the demand for paper and other related resources.

Finally, we have designed our workplace and policies to provide all employees with a respectful and safe working environment by not tolerating any discrimination, harassment, retaliation, or any other mistreatment at work, whether based on a legally protected status or otherwise. We believe that rather than devote attention and resources on preparing a separate report as the proponent has proposed, WFCF, its employees, and its shareholders would be better served by continuing to execute on tangible workplace goals and focus on our core business.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING PREPARATION OF A REPORT ON STEPS TO ENHANCE GENEDER, ETHNIC AND RACIAL DIVERSITY.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

Leadership and Director Independence

John Saunders, our Chief Executive Officer and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors. We believe that as a small business, we benefit from a unified chair/CEO position due to the clarity of leadership that structure provides. Additionally, our independent Board members are able to call special meetings, as deemed necessary.

Other than Mr. and Mrs. Saunders, the remainder of the directors on our Board of Directors are independent. Our common stock is traded on the OTCQB, which does not subject us to standards for director independence. Therefore, pursuant to the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have adopted the director independence standards as defined in the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board of Directors has determined that Messrs. Heinen, Lapaseotes, Larson, Smith, and Rein each a current director and nominee at the 2021 annual meeting, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act and the rules of Nasdaq for independent directors in general and for independence related to the functions of an audit committee, compensation committee and nominating committee.

Board Structure

The Board of Directors does not have classes of directors that serve multi-year terms. Instead, each director serves for a one-year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Board of Directors considers many factors, including:

●	the quality of past director service, and attendance at Board of Directors and committee meetings;
●	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service; and
●	the independence of the director.

Committees of the Board

The Board has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Board committees is comprised solely of independent directors, and the Board may appoint a chair to each committee. Our independent directors regularly meet in executive session, and at such other times as necessary or appropriate as determined by the independent directors. In addition, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure, reviews the composition, size and performance of the Board and its committees, evaluates individual Board members, and identifies and evaluates candidates for election or re-election to the Board.

Audit Committee

Adam Larson (Chairman), Graeme P. Rein and Tom Heinen are the current members of the Audit Committee. All members are “independent,” as required by the rules promulgated by the SEC under the Exchange Act and the rules of the Nasdaq applicable to members of audit committees. Our Board of Directors has determined that Adam Larson qualifies as an “audit committee financial expert,” as defined by the rules promulgated by the SEC under the Exchange Act. The Audit Committee operates in accordance with a charter, which is posted on our website at www.wherefoodcomesfrom.com.

The Audit Committee is primarily concerned with monitoring:

●	the integrity of our financial statements;
●	our compliance with legal and regulatory requirements; and
●	the independence and performance of our registered public accounting firm.

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The Audit Committee is also responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. Any such complaints received or submitted to the Chief Financial Officer are promptly forwarded to the Audit Committee to take such action as may be appropriate.

Compensation Committee

Pete Lapaseotes and Mike Smith are the current members of the Compensation Committee. All members are “independent,” as required by the rules promulgated by the SEC under the Exchange Act and the rules of the Nasdaq applicable to members of compensation committees.

The Compensation Committee is primarily responsible for, among other things:

●	overseeing our compensation policies, plans and benefit programs and making related recommendations to the Board, including by considering “say-on-pay” votes of our shareholders;
●	reviewing and approving the Company’s executive officers performance: the annual base salary, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other compensation, benefits, or arrangements;
●	administering the compensation of members of the Board and the Company’s equity compensation plans; and
●	preparing the compensation information as required to be included in this Proxy Statement.

The Compensation Committee operates in accordance with a charter, which is posted on our website at www.wherefoodcomesfrom.com.

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of WFCF’s compensation programs and philosophy. No such consultants were engaged by the Company specifically with respect to executive or director compensation during 2020.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Pete Lapaseotes and Adam Larson, each of whom qualifies as an independent director under the listing standards of NASDAQ.

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the Board;
●	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board;
●	considering questions of possible conflicts of interest of the Company’s directors and officers;
●	reviewing the manner in and the process by which shareholders communicate with the Board and recommending Board responses;
●	reviewing the succession planning for the Company’s executive officers;
●	overseeing the evaluation of the Company’s Board and management; and
●	recommending members for each Board committee to the Board.

The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on our website at: www.wherefoodcomesfrom.com.

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Procedures for Review of Transactions with Related Persons

Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the Board of Directors at the time of any proposed transaction. The committee’s purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties. The following list details certain relationships and the related transactions:

●	John Saunders, our CEO and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors.

Board Member Meeting Attendance

During 2020, the majority of our Board of Directors actively participated in all of our meetings. Those meetings included discussions on business strategy, compensation, nominations, and other corporate governance issues. Mr. and Mrs. Saunders also participated in all discussions including those concerning executive officer compensation; however, Mr. and Mrs. Saunders abstain from voting concerning their compensation.

During 2020, the Board of Directors held one formal meeting, one telephonic meeting and took action by written consent six times. There were four meetings of the Audit Committee during 2020. Each incumbent director attended at least 75% of the aggregate total of meetings of the Board of Directors and the committee on which he or she served.

Historically, our Board has actively utilized its Audit Committee, but the full Board has taken on the role of responsibilities of the Compensation Committee and the Nominating and Corporate Governance Committee. As a result, neither the Compensation Committee nor the Nominating and Corporate Governance Committee held meetings during 2020. Beginning in 2021, the Company formalized the use of its Compensation Committee and the Nominating and Corporate Governance Committee.

We had four directors who attended the 2020 annual meeting of shareholders. We do not have an official policy regarding the attendance of the members of the Board of Directors at annual meetings of shareholders; however we informally encourage such attendance.

Chairman of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

The Chairman of the Board’s duties include, among others:

●	managing the relationship between the Board of Directors as a whole and management;
●	providing significant advice, counsel and guidance to the Board on strategic priorities and execution strategies;
●	facilitating discussions among the directors inside and outside the Board meetings;
●	driving practices and improvements on Board effectiveness and productivity;
●	presiding at all meetings of the Board of Directors;
●	recommending an annual schedule of Board and committee meetings;
●	overseeing all governance matters for the Board and shareholders;
●	being available for consultation and direct communication with major shareholders; and
●	carrying out other duties requested by the Board of Directors as a whole.

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Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted through regular reports directly from officers responsible for oversight of particular risks within the Company such as financial matters and transactions and executive compensation programs and policies, as well as through full reports by the Audit Committee regarding the Company’s financial reporting and internal control functions.

Director’s Compensation

We presently compensate all non-employee directors by paying them $3,000 per meeting attended in person and $1,000 per telephonic meeting attended in excess of fifteen minutes. The same compensation applies for any committee meetings attended. All non-employee and employee directors receive 1,000 stock options annually. In addition, directors are reimbursed for all company travel-related expenses. The following table sets forth the total compensation earned or paid in cash during the year ended December 31, 2020:

Name and Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Tom Heinen	4,000	-	1,800	5,800
Peter C. Lapaseotes	4,000	-	1,800	5,800
Adam Larson	8,000	-	1,800	9,800
Graeme P. Rein	8,000	-	1,800	9,800
Michael D. Smith	4,000	-	1,800	5,800

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards/options granted in the reported year, determined in accordance with FASB ASC Topic 718.

Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.	Each candidate must be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.
2.	Each candidate must have demonstrated integrity and ethics in his or her personal and professional life and have established a record of professional accomplishment in his or her chosen field.
3.	Each candidate must be prepared to participate fully in activities of the Board of Directors and not have other personal or professional commitments that would interfere with or limit his or her ability to do so.
4.	In addition, candidates should possess the following qualities or skills:

(a)	Each candidate must contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.
(b)	Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.
(c)	Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences might include, among other things, large company CEO experience, senior-level industry experience, and relevant senior-level experience in one or more of the following areas—finance, accounting, sales and marketing, organizational development, information technology and public relations.

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Nomination of Directors

The full Board, on the recommendation of the Nominating and Corporate Governance Committee, nominates candidates for election to the Board. In selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. Accordingly, the Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Nominating and Corporate Governance Committee selects director candidates.

Our Nominating and Corporate Governance Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Nominating and Corporate Governance Committee consider a candidate must follow the procedures set forth in our bylaws. See “Shareholder Proposals for the Next Annual Meeting of Shareholders.”

For a discussion of the specific backgrounds and qualifications of our current director nominees, see “Information About the Nominees” above.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is posted on our website at www.wherefoodcomesfrom.com. Our Code of Conduct applies to our directors, officers and all of our employees. The Code of Conduct sets forth specific policies to guide the directors, officers and employees in their duties. The information on our website is not incorporated into this proxy statement.

Insider Trading Policy

All employees are prohibited from using confidential information for stock trading purposes. To use material, non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of such information is not only unethical and against Company policy, it is also illegal. We maintain an insider trading policy applicable to all of our directors, officers and employees, their family members, and specially designated outsiders who have access to the Company’s material non-public information. This policy includes restrictions on the timing of transactions involving shares of WFCF common stock. Sales of common stock obtained through the exercise of stock options are subject to the restrictions of Company trading windows and blackout windows and must be pre-approved by a representative of the Company.

EXECUTIVE OFFICERS

John Saunders, 49, founded the Company in 1998 and has served as the Chief Executive Officer since then. Mr. Saunders is also the Chairman of the Board of Directors of the Company and has served in this position since 1998. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University.

Leann Saunders, 50, began working for the Company in 2003 and has been the President of the Company since 2008. Mrs. Saunders is also a Director on our Board of Directors and has served in this position since January 2012. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM’s Ranch to Retail product line and managed PM’s USDA Process Verified program. She then served as the company’s Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald’s Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a B.S. in Agriculture Business and an M.S. in Beef Industry Leadership from Colorado State University. Mrs. Saunders sits on the board of directors for the International Stockmen’s Education Foundation and was the chair-elect for the United States Meat Export Federation for the 2014-2015 year.

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Dannette Henning, 51, has been the Chief Financial Officer of the Company since January 2008. Prior to her appointment, she was engaged by the Company as a consultant beginning in November 2007. From 2004 to 2007, Mrs. Henning was the Corporate Controller for Einstein Noah Restaurant Group. From 2001 to 2003, she served as the Controller for Vari-L Company. Mrs. Henning’s previous experience includes financial management positions with KPMG Peat Marwick, DF&R Restaurant Company, and CSI/CDC Company. Mrs. Henning is a Certified Public Accountant with more than 25 years of professional experience. She received a B.B.A. degree in Accounting from the University of Texas at Arlington.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to the principal executive officer of the Company and the two other most highly compensated individuals who were serving as executive officers during 2020 (collectively, the “Named Executive Officers”). These individuals are listed in the “Summary Compensation Table” below.

Our compensation program bases a significant portion of the compensation of our executives on their ability to achieve annual operational objectives that advance the Company’s long-term business goals and that are designed to create sustainable long-term shareholder value. The Company’s performance-based compensation elements are guided by long-term objectives of maintaining market competitiveness and aligning the interests of our executives with the interests of our shareholders.

Our independent directors are responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. They achieve that goal using independent third-party data to determine competitive compensation levels based on a peer group that represents both service-based companies and those companies with whom we compete for talent.

Current Executive Compensation Program Elements

Base Salary. Base salary provides a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual incentive bonuses and long-term equity-based incentive compensation. Our Board of Directors recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

The base salaries of our Named Executive Officers were reviewed in September 2020, taking into account the officer’s position and responsibilities, performance over the past two years, the pay range for individuals in similar positions and having similar responsibilities within the Company, the compensation practices of similar-sized companies in the market and the officer’s previous base salary. Following review and approval by the independent members of our Board of Directors, the base salaries for our Named Executive Officers were increased in October 2020 in recognition of each of their respective performance and to adjust their salaries to between the 25th and 50h percentile for similar executives in our compensation peer group.

Equity-Based Compensation. In general, our Board of Directors may grant to our executives and other key employees certain equity-based awards based upon the achievement of outstanding performance. Such awards are granted on a discretionary basis by the Board of Directors not subject to any defined incentive plan. Generally, such equity awards are limited to restricted stock grants and nonqualified stock options.

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We believe equity-based awards advance the interests of the Company and promote the Company’s success by aligning the long-term interests of participants with those of our shareholders. Equity-based awards are intended to help the Company attract, motivate and retain highly talented and marketable employees, non-employee directors and consultants to manage and oversee the profitable operations of, and achieve the long-term strategic goals of, the Company. They align the interests of designated employees, non-employee directors and consultants with those of shareholders by facilitating increased stock ownership by such employees and non-employee directors. Additionally, equity-based awards provide us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices.

Special Performance Bonuses. The Board of Directors may determine that an executive officer is entitled to a bonus or equity award in recognition of special services to the Company or achievements of individual performance targets or goals for the executive officer. We believe our one-time bonus or equity awards have historically been minimal.

For the year ended 2020, the Chief Financial Officer was awarded a $50,000 bonus based on her significant efforts in connection with securing a $1 million loan under the SBA’s Paycheck Protection Program and other cash savings strategies identified during economic uncertainty due to the world-wide COVID-19 pandemic.

Health and Welfare Benefits. We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

●	health, dental and vision insurance;
●	life insurance and accidental death and dismemberment insurance;
●	short-and long-term disability insurance; and
●	medical and dependent care flexible spending account.

Savings Plan. Our 401(k) Savings Plan (the “401(k) Plan”) is designed to provide the Company’s employees with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) plan. We currently match 50% of each participant’s contribution for the first 4% of the participant’s base salary and bonus. All Company contributions vest immediately.

Perquisites. We provide our officers with perquisites that are generally intended to promote each officer’s efficiency. The Board of Directors reviews the perquisites annually for reasonableness and consistency with competitive practice. We currently provide our officers with a cell phone. Additionally, we provide our Chief Executive Officer with access to a company car.

Employment Contracts

In January 2006, we entered into one-year employment agreements with John Saunders, our Chief Executive Officer, and with Leann Saunders, our President. Each agreement provides for an annual salary of $90,000 subject to performance review adjustments and automatically renews annually unless a 60-day notice of non-renewal is provided by either the Company or the employee. In the event of a change in control resulting from a sale, merger or other disposition, a lump-sum payment equal to 200% of the employee’s current salary is payable on the date of sale, merger or other disposition. Each agreement also contains customary nondisclosure and non-compete clauses.

Change in Control

In addition to the change in control provisions as described in the aforementioned employment agreements, we also have change of control provisions in our incentive-based equity plans. Under our stock option program, in the event of a change in control, the unvested options are immediately accelerated.

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Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2020 and 2019, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years, to the Chief Executive Officer and to each of the two other Named Executive Officers of the Company in all capacities in which they served:

	Summary Compensation Table
Name and Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Other ($)(3)	Total
John Saunders	2020	378,000	-	-	1,800	10,200	390,000
Chief Executive Officer	2019	360,000	-	-	1,710	9,600	371,310

Leann Saunders	2020	378,000	-	-	1,800	10,200	390,000
President	2019	360,000	-	-	1,710	9,600	371,310

Dannette Henning	2020	262,500	50,000	-	1,800	11,400	325,700
Chief Financial Officer	2019	250,000	50,000	-	1,710	11,800	313,510

(1)	Amounts shown reflect all salary received during 2020 and 2019. Salaries are paid on a semi-monthly basis.
(2)	Amounts in this column represent the aggregate grant date fair value of stock awards/options granted in the reported year, determined in accordance with FASB ASC Topic 718.
(3)	Represents the Company matching contribution to the 401(k) Plan and the value of a phone allowance.

CEO Pay Ratio Disclosure

As a smaller reporting company, the Company is not required to provide pay ratio disclosure.

2020 Grants under our Equity Incentive Plan

During 2020, each of our Named Executive Officers was granted options to purchase 250 shares of our common stock at $7.20 per share based upon the grant date closing price of our common stock.

2020 Option Exercises and Stock Vested under our Equity Incentive Plan

	Option Awards
Name Executive Officer	Number of Shares acquired upon Exercise (#)	Value Realized on Exercise ($)
Dannette Henning	2,500	13,600

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the total number of securities underlying unexercised options held by our Named Executive Officers as of December 31, 2020, adjusted for reverse stock split effective December 1, 2020:

		Option Awards				Stock Awards
						Number of	Market value
		Number of securities underlying		Option	Option	shares of stock that	of shares that
Name Executive	Grant	unexercised options (#)		Exercise	Expiration	have not	have not
Officer	Date	exercisable	(1)	Price	Date	vested (#)	vested
John Saunders	9/9/2013	1,250	-	$4.92	9/9/2023	-	$-
	12/19/2018	834	416	$7.20	12/19/2028	-	$-
	9/30/2019	84	166	$6.84	9/30/2029	-	$-
	9/30/2020	-	250	$7.20	9/30/2030	-	$-

Leann Saunders	9/9/2013	1,250	-	$4.92	9/9/2023	-	$-
	12/19/2018	834	416	$7.20	12/19/2028	-	$-
	9/30/2019	84	166	$6.84	9/30/2029	-	$-
	9/30/2020	-	250	$7.20	9/30/2030	-	$-

Dannette Henning	9/18/2012	1,250	-	$4.60	9/18/2022	-	$-
	5/30/2013	3,750	-	$4.40	5/30/2023	-	$-
	1/15/2014	750	-	$7.40	1/15/2024	-	$-
	12/19/2018	834	416	$7.20	12/19/2028	-	$-
	9/30/2019	84	166	$6.84	9/30/2029	-	$-
	9/30/2020	-	250	$7.20	9/30/2030	-	$-

(1)	Unvested options generally vest in three annual installments beginning one year after the date of grant and have a ten-year life.

Benefits under Equity Compensation Plans

As of December 31, 2020, the following table sets forth securities authorized for issuance under our equity compensation plans, adjusted for the reverse stock split effective December 1, 2020:

	No. of securities to be issued upon exercise of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Incentive Plan	42,188	$3.24	-
2016 Equity Incentive Plan	69,208	$7.52	4,920,642
Equity compensation plans not approved by security holders:	-		-
Total	111,396		4,920,642

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of three non-employee independent directors, Adam Larson (Chairman), Graeme P. Rein and Tom Heinen.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Our independent accountants also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants their firm’s independence. The Audit Committee considered the audit-related and non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Respectfully Submitted,

AUDIT COMMITTEE:
Adam Larson (Chairman)
Graeme P. Rein
Tom Heinen

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STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of April 5, 2021, by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the annual meeting, (c) the Named Executive Officers, and (d) all executive officers and directors as a group. The number and percent of shares of common stock of the Company beneficially owned by each such person as of April 5, 2021, includes the number of shares, which such person has the right to acquire within sixty (60) days after such date. The percentage ownership expressed for the holders below is based on 6,128,895 outstanding shares of WFCF common stock as of April 5, 2021.

Name and Address	Number of Shares (1)		Percentage Ownership
John Saunders	1,748,794	(3), (4)	28.4%
Leann Saunders	1,748,794	(3), (4)	28.4%
Tom Heinen	29,668	(3), (5)	*
Peter C. Lapaseotes	198,797	(3), (6)	3.2%
Adam Larson	22,918	(3), (7)	*
Graeme P. Rein	667,221	(2), (3), (9)	10.8%
Michael D. Smith	614,976	(3), (9)	10.0%
Dannette Henning	40,418	(3), (8)	*
All officers and directors as a group (8 persons)	3,322,792		53.9%
* Less than 1% beneficial ownership

(1)	This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Based on information provided by the shareholder. Shares beneficially controlled by Mr. Rein are owned directly by Yorkmont Capital Partners, LP. Mr. Rein is the managing member of Yorkmont Capital Management, LLC, which is the general partner of Yorkmont Capital Partners, LP. Mr. Rein and Yorkmont Capital Management, LLC are indirect beneficial owners of the reported securities.
(3)	The address for all persons is 202 6th Street, Suite 400, Castle Rock, Colorado 80104
(4)	John and Leann Saunders are husband and wife and own the shares as joint tenants. Includes options to purchase 2,168 shares of common stock which are currently exercisable.
(5)	Includes options to purchase 4,668 shares of common stock which are currently exercisable.
(6)	Includes options to purchase 1,334 shares of common stock which are currently exercisable.
(7)	Includes options to purchase 5,918 shares of common stock which are currently exercisable.
(8)	Includes options to purchase 6,668 shares of common stock which are currently exercisable.
(9)	Includes options to purchase 918 shares of common stock which are currently exercisable.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, our directors and executive officers, and persons who own more than 10% of our common stock, are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Based solely on our review of such reports filed electronically with the SEC, we believe that all filing requirements applicable to our officers, directors and greater than ten percent shareholders were satisfied on a timely basis during 2020, other than a late Form 4 filed by each of Messrs. Larson, Lapaseotes, Heinen, Rein and Smith, and Mrs. Henning, reporting an automatic stock option grant on September 30, 2020, for their Board service, due to an administrative delay by the Company. As of March 31, 2021, we believe that all filing requirements applicable to our officers, directors and greater than ten percent shareholders have been satisfied.

22

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals for consideration at our 2022 annual meeting must follow the procedures set forth in Rule 14a-8 under the Exchange Act or our bylaws, as applicable. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Where Food Comes From, Inc., 202 6th Street, Suite 400, Castle Rock, Colorado, 80104 by December 15, 2021, in order to be included in the proxy statement. Under the Company’s bylaws, if a shareholder plans to nominate persons to the Board of Directors or propose an item of business to be considered at any annual meeting of shareholders other than under Rule 14a-8, that shareholder is required to give timely notice of such nomination or proposal to our Corporate Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 50 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days’ noticed of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15th day following the date on which such notice of the date of the annual meeting was mailed.

A shareholder’s ability to propose items of business to be considered at an annual meeting is subject to certain exceptions, and such shareholder is required to comply with certain other requirements set forth in our bylaws and with all applicable statutes and regulations.

FORWARD-LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement, and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our other current and subsequent filings with the SEC.

OTHER MATTERS

The Board of Directors does not intend to bring any matter not presented herein before the annual meeting and has not been informed that any other matters are to be presented by others. In the event any other matter properly comes before the annual meeting, the person named in the enclosed form of proxy will vote all such proxies in accordance with his best judgment on such matters.

Whether or not you are planning to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

By Order of the Board of Directors,

/s/ John Saunders
John Saunders, Chairman

Castle Rock, Colorado
April 9, 2021

23

WHERE FOOD COMES FROM, INC.

202 6th Street, Suite 400

Castle Rock, CO 80104

Proxy for Annual Meeting of Shareholders to be held on May 21, 2021

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John Saunders as proxy with full power of substitution in the name, place and stead of the undersigned to vote at the Annual Meeting of Shareholders (the “Meeting”) of Where Food Comes From, Inc., a Colorado corporation (the “Company” or “WFCF”), on May 21, 2021, at 2:00 p.m. MST or at any adjournment or adjournments hereof, in the matters designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

IF YOU ARE NOT VOTING ON THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Proposal 1 – To elect all seven nominees of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Nominees:

	For	Withhold		For	Withhold
John Saunders	[ ]	[ ]
Leann Saunders	[ ]	[ ]	Tom Heinen	[ ]	[ ]
Peter C. Lapaseotes, Jr.	[ ]	[ ]	Graeme P. Rein	[ ]	[ ]
Adam Larson	[ ]	[ ]	Michael D. Smith	[ ]	[ ]

Proposal 2 – To ratify the appointment of Causey, Demgen & Moore, P.C. as the independent registered public accounting firm of the Company for the year-ending December 31, 2021.

[ ] For	[ ] Against	[ ] Abstain

Proposal 3 – Shareholder proposal to approve a proposal regarding preparation of a report on steps to enhance on gender, racial and ethnic diversity.

[ ] For	[ ] Against	[ ] Abstain

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF Causey, Demgen & Moore, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING PREPARATION OF A REPORT ON STEPS TO ENHANCE GENDER, RACIAL AND ETHNIC DIVERSITY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ______________________________________, 2021

________________________________________________
Signature

________________________________________________
Signature (Joint Owners)

Address Changes/Comments:_________________________

________________________________________________

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Please indicate whether you plan to attend this meeting: [  ]

Please return this proxy in the enclosed envelope and send to:

EQ by Equinity, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209